UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 7, 2013

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1145 Hembree Road

Roswell, Georgia 30076

(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

On June 7, 2013, AdCare Health Systems, Inc. (the “Company”) issued a press release announcing the declaration by the Board of Directors of the Company (the “Board”) of a dividend on the Company’s 10.875% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”).  Attached as Exhibit 99.1 is the press release relating to the dividend referred to in Item 8.01 below.

The information in this Current Report on Form 8-K under Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including, without limitation, Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K, including, without limitation, Exhibit 99.1, shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01                                           Other Events.

On June 7, 2013, the Board declared out of capital surplus a quarterly dividend of approximately $0.68 per share on the Series A Preferred Stock. The dividend payment is equivalent to an annualized 10.875% per share, based on the $25.00 per share stated liquidation preference, accruing from April 1, 2013.  The dividend will be payable on July 1, 2013 to holders of the Series A Preferred Stock of record on June 20, 2013.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                                    Press Release dated June 7, 2013 announcing the declaration of a dividend on the Series A Cumulative Redeemable Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2013	ADCARE HEALTH SYSTEMS, INC.

/s/ Ronald W. Fleming
Ronald W. Fleming
Chief Financial Officer

EXHIBIT INDEX

99.1                        Press Release dated June 7, 2013 announcing the declaration of a dividend on the Series A Cumulative Redeemable Preferred Stock.